UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.: N/A)

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Cambridge Display Technology, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Cambridge Display Technology, Inc.

c/o Cambridge Display Technology Limited

2020 Cambourne Business Park

Cambridge CB3 6DW, United Kingdom

+44 (0) 1954 713600

May 2, 2006

Dear Stockholder:

You are cordially invited to attend our 2006 Annual Meeting of Stockholders. The Annual Meeting will be held at 3:00 p.m., Eastern Daylight Time, on Wednesday, May 31, 2006, at the New York Marriott East Side Hotel (Astor Rooms I and II), 525 Lexington Avenue, New York, New York 10017.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

David Fyfe

Chief Executive Officer

Cambridge Display Technology, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 31, 2006

To our Stockholders:

Cambridge Display Technology, Inc. will hold its Annual Meeting of Stockholders at 3:00 p.m., Eastern Daylight Time, on Wednesday, May 31, 2006, at the New York Marriott East Side Hotel (Astor Rooms I and II), 525 Lexington Avenue, New York, New York 10017.

We are holding the Annual Meeting:

•	to elect five directors to serve until the 2007 Annual Meeting or until their successors are duly elected and qualified;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accountants; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Only stockholders of record at the close of business on April 13, 2006 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Corporate Secretary’s office, c/o Cambridge Display Technology Limited, 2020 Cambourne Business Park, Cambridge CB3 6DW, United Kingdom.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

By Order of our Board of Directors,

Stephen B. Chandler

Corporate Secretary

Cambridge, United Kingdom

May 2, 2006

Cambridge Display Technology, Inc.

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Cambridge Display Technology, Inc., a Delaware corporation, or CDT, of proxies to be used at the 2006 Annual Meeting of Stockholders to be held at the New York Marriott East Side Hotel (Astor Rooms I and II), 525 Lexington Avenue, New York, New York 10017 at 3:00 p.m., Eastern Daylight Time, on Wednesday, May 31, 2006 and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about May 2, 2006. In this Proxy Statement, the terms “we,” “us” and “our” refer to CDT, unless the context otherwise requires.

Appointment of Proxy Holders

Our Board of Directors asks you to appoint David Fyfe and Stephen Chandler as your proxy holders to vote your shares at the 2006 Annual Meeting of Stockholders. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by our Board of Directors.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters that were not known by our Board of Directors at the time this Proxy Statement was printed and, under our By-Laws, may be properly presented for action at the Annual Meeting.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on April 13, 2006, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on the record date, we had 21,483,205 shares of our common stock outstanding and entitled to vote. Each holder of our common stock is entitled to one vote for each share held as of the record date. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by mail as described below. Stockholders holding shares through a bank or broker should follow the voting instructions on the form of proxy card received.

You may vote by dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope. Voting by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Our Board of Directors recommends that you vote by mail, as it is not practical for most stockholders to attend the Annual Meeting. If you hold shares through a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for director and FOR the ratification of the appointment of independent registered public accountants.

Revocation of Proxies

Stockholders can revoke their proxies at any time in any of three ways before they are exercised:

•	by voting in person at the Annual Meeting (if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting);

•	by submitting written notice of revocation to the Corporate Secretary prior to the Annual Meeting; or

•	by submitting another proxy of a later date prior to the Annual Meeting that is properly executed.

Required Vote

Directors are elected by a plurality vote, which means that the five nominees receiving the most affirmative votes will be elected. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is one-third of the outstanding shares as of April 13, 2006, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum. Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

If a broker indicates on the enclosed proxy card or its substitute that such broker does not have discretionary authority to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Solicitation of Proxies

CDT will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees

Our By-Laws currently provide that the number of directors that shall constitute our entire Board of Directors shall be fixed from time to time by resolutions of our Board provided that such number shall not be less than three. We currently have authorized five directors. Therefore, at the Annual Meeting, five persons will be elected as members of our Board, each for a one-year term or until their successors are elected and qualified. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these five nominees. Our Board knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated by our Board to fill the vacancy.

General

Information with respect to each nominee to our Board of Directors is set forth below, including age, position (if any) with CDT, business experience during at least the past five years and directorships of other publicly owned corporations. Ages are as of April 15, 2006.

Name	Age	Position
Dr. David Fyfe	62	Chairman and Chief Executive Officer
Dr. Malcolm J. Thompson	60	Director
Frank K. Bynum, Jr.	43	Director
Joseph Carr	48	Director
James V. Sandry	43	Director

Business Experience of Nominees

Dr. David Fyfe has served as the Chairman of our Board and our Chief Executive Officer since September 2000. From 1996 to 1999, Dr. Fyfe was Chief Executive Officer of Harris Specialty Chemicals. Harris Specialty Chemicals was until March 1999 a privately held manufacturer and seller of construction products, operating principally in the United States and Western Europe. It sold products such as sealants, architectural coatings and expansion joints to construction distributors and contractors. Harris Specialty Chemicals was sold in 1999 to SKW GmbH of Germany, owned by E.ON AG, which became part of Degussa Construction Chemicals and which in turn, has recently been acquired by BASF. Between 1999 and August 2000, Dr. Fyfe worked as an independent business consultant.

Dr. Malcolm J. Thompson has served as a member of our Board since November 2005. Dr. Thompson is currently serving as President of M.J.T Associates. Most recently he was until 2005 Chief Executive Officer of Vitex Systems, Inc., a company developing transparent barrier films for use in flat panel displays (FPD). He is also Chairman of the board of directors of Photon Dynamics, Inc., a company that provides products in test, repair and inspection throughout FPD array, cell and module fabs to provide true yield management in FPD manufacturing lines. Previously Dr. Thompson was the Chief Executive Officer and President of each of Novalux, Inc. and dpiX and Chief Technologist at the Palo Alto Research Center (PARC), a subsidiary of Xerox Corporation.

Frank K. Bynum, Jr. has served as a member of our Board since 1999. Mr. Bynum is a Managing Director at Kelso & Company, a private equity firm, having joined Kelso in 1987. In addition, Mr. Bynum is a director of Custom Building Products, Inc., Endurance Business Media, Inc. and FairPoint Communications, Inc.

Joseph Carr has served as a member of our Board since March 2005. Mr. Carr was responsible for the Electronic Materials business of Dow Chemical from 1996 to 2001 when he was appointed Vice President at Osram Opto Semiconductors with global responsibility for Osram’s manufacture of Organic Light Emitting Diode (OLED) displays until March 2004. Since then he has been consulting at a strategic level for senior management clients in various high technology industries including electronics, consumer electronics and electronic materials.

James V. Sandry has served as a member of our Board since November 2004. From April 1996 to June 1999, Mr. Sandry was Chief Financial Officer and, subsequently, Executive Vice President—Finance of iXL Enterprises, an internet consulting company in which Kelso held a controlling interest. From January 2000 to November 2000, Mr. Sandry was the Chief Financial Officer of Online Insight Inc., a software development company. From November 2000 to May 2001, Mr. Sandry was the Chief Financial Officer of VCG, Inc., a software development company. From October 2001 to April 2002, Mr. Sandry was the Chief Financial Officer of Ted’s Montana Grill, a restaurant company. Since November 2002, Mr. Sandry has been the Chief Executive Officer of JVS Industries LLC, a privately held furniture rental company and a franchisee of Aaron Rents.

There are no family relationships among any of our directors or executive officers.

Vote Required

The five nominees for directors receiving the highest number of affirmative votes will be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Our Board of Directors recommends a vote FOR the election of the nominees set forth above as directors of CDT.

Organization of Board

Our Board of Directors held 12 meetings during the fiscal year ended December 31, 2005 and each director, during the time that he was a director, attended at least 75% of the total regularly scheduled and special meetings of our Board and the committees on which he served. The rules and regulations of the National Association of Securities Dealers, or the NASD, the Nasdaq Stock Market, or Nasdaq, and the Securities and Exchange Commission, or the SEC, require that a majority of our Board must be composed of members who meet the independence standards specified in these rules and regulations. As a result of the appointment of Dr. Thompson to our Board in November 2005 and the resignation of Mr. Berney at the same time, we have strengthened the strategic and governance aspects of the work of our Board and are currently in compliance with these independence standards. The independent directors meet in regularly scheduled executive sessions at in-person meetings of our Board without the participation of the Chairman and Chief Executive Officer or other members of management. All directors are encouraged to attend the Annual Meeting and, in 2005, three out of the four directors continuing in office attended the 2005 Annual Meeting of Stockholders.

Our Board has established an Audit Committee, in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, and a Compensation Committee. Following the resignation of Mr. Bynum from the Audit Committee and the appointment of Dr. Thompson, the Audit Committee consists entirely of independent directors. Our Board has determined that Mr. Sandry is an “audit committee financial expert” under the rules and regulations of the SEC. As a result of the appointment of Dr. Thompson to each of the committees in November 2005 and the resignations of Mssrs. Berney and Bynum from those committees at the same time, we believe that all of the members of each of the Audit Committee and the Compensation Committee meet the independence standards of the NASD and Nasdaq and the rules and regulations of the SEC. Our Board has approved a charter for each of these committees, which can be found on our website at www.cdtltd.co.uk under the “Investors—Corporate Governance” heading and are attached to this Proxy Statement as Appendices A and B.

Audit Committee

Number of Members:	3

Members:	Joseph Carr James V. Sandry, Chairman and Financial Expert Dr. Malcolm J. Thompson

Number of meetings in 2005:	12

Functions:	The Audit Committee has responsibility for, among other things, selecting our independent auditors, reviewing and approving the scope of the independent auditors’ audit activity and extent of non-audit services, reviewing with management and the independent accountants the adequacy of our basic accounting systems and the effectiveness of our internal controls, reviewing with management and the independent accountants our financial statements and exercising general oversight of our financial reporting process, and reviewing litigation and other legal matters that may affect our financial condition and monitoring compliance with our business ethics and other policies.

Compensation Committee

Number of Members:	3

Members:	Joseph Carr, Chairman James V. Sandry Dr. Malcolm J. Thompson

Number of meetings in 2005:	7

Functions:	The Compensation Committee reviews all compensation arrangements for executive officers.

Director Nominations

Our Board of Directors has not established a standing committee to nominate candidates for election as directors. Instead, our independent directors recommend, and our Board selects, the candidates that will be nominated to stand for election as directors at our annual meetings of stockholders and to fill vacancies in our Board as they arise. Our Board believes that this process is appropriate given the relatively small size of our Board and because each independent director already serves on both the Audit Committee and the Compensation Committee of our Board.

Our Board of Directors has as an objective that its membership be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to our Board’s operations. The independent directors’ assessment of candidates for membership on our Board includes, but is not limited to, consideration of:

•	business experience;

•	financial literacy;

•	the current composition of our Board;

•	the balance of management and non-management directors;

•	the need for particular financial expertise, including with respect to service on the audit committee and qualification as an “audit committee financial expert” as that term is defined under Item 401(h) of Regulation S-K under the Securities Act of 1933;

•	the need for particular technical or strategic expertise; and

•	the evaluation of other prospective nominees.

In addition, our procedures for nominating directors contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must do so in writing to our Corporate Secretary. This written submission must be delivered to us not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and in any event at least 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, provided that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting, the written submission to be timely must be so delivered not earlier than 120 days prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. Information required by these procedures to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations thereunder.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our these procedures and must be addressed to:

Corporate Secretary

Cambridge Display Technology, Inc.

c/o Cambridge Display Technology Limited

2020 Cambourne Business Park, Cambridge CB3 6DW

United Kingdom.

Our procedures for director nominations are available on our website at www.cdtltd.co.uk under the “Investors—Corporate Governance” heading.

Communications with Board

Our Board of Directors has a process for stockholders to send communications to directors. If you wish to communicate with our Board, you may send your communication in writing to: Stephen Chandler, Corporate Secretary, Cambridge Display Technology, Inc., c/o Cambridge Display Technology Limited, 2020 Cambourne Business Park, Cambridge CB3 6DW, United Kingdom. You must include your name and address in the written communication and indicate whether or not you are a stockholder of CDT. Stephen Chandler will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Compensation of Directors

We reimburse directors for expenses incurred in attending meetings of our Board of Directors and committees thereof. Each of our non-executive directors also receives an annual fee of $50,000 for serving as a director and an additional fee of $3,000 for each day in which the director participates in meetings of our Board or any committee thereof. Each non-executive director also receives an annual fee of $10,000 for each committee of our Board on which such non-executive director serves, and the chairperson of the Audit Committee receives an annual fee of up to $25,000 for serving this role.

On March 3, 2005, we granted to Mssrs. Carr and Sandry options with respect to 15,000 and 10,000, respectively, shares of our common stock under our 2004 Stock Incentive Plan. These options will vest in three equal annual installments, beginning on the first anniversary of their grant dates.

In addition, on November 29, 2005, we granted to Dr. Thompson options with respect to 15,000 shares of our common stock under our 2004 Stock Incentive Plan. These options will vest in three equal annual installments, beginning on the first anniversary of their grant dates.

Compensation Committee Interlocks and Insider Participation

No member of our Board of Directors serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or the Compensation Committee thereof.

Executive Officers and Key Employees

Our executive officers and key employees are set forth below, with ages as of April 15, 2006.

Name	Age	Position
Dr. David Fyfe	62	Chairman and Chief Executive Officer
Daniel Abrams	50	Chief Financial Officer
Dr. Jeremy Burroughes	45	Chief Technical Officer
Dr. SB Cha	41	Vice President, Commercial
Dr. Scott Brown	43	Vice President, Research
Stephen Chandler	50	Vice President, Legal & Intellectual Property
Emma Jones	38	Vice President, Human Resources and Facilities

Set forth below is information concerning the business experience of those of our executive officers and key employees who are not also directors:

Executive officers

Daniel Abrams has served as our Chief Financial Officer since September 2005. Mr Abrams was previously Financial Director of Xenova Group plc, a post he held from 1997 to 2005. Previously Mr Abrams was Vice President, Finance for the Asia and Africa Division at PepsiCo Inc. and prior to that he was Group Head of Corporate Finance and Strategy at Diageo plc where he was directly involved in more than 50 acquisitions.

Dr. Jeremy Burroughes has served as our Chief Technical Officer since November 2001 and was one of the three original inventors of P-OLED technology. Dr. Burroughes joined us in 1997 to manage the new research group and held the positions of Technical Director from June 1998 to November 2000 and Product Business Unit Director from November 2000 to November 2001.

Dr. SB Cha has served as our Vice President, Commercial since July 2002. Between 1998 and 2002, Dr. Cha was employed in the components division of Royal Philips Electronics, where he was Vice President of Strategic Marketing and Business Development from 1999 to 2002 and Vice President of Customer Development, North America Region from 1998 to 1999.

Dr. Scott Brown has served as our Vice President, Research since May 2002. Prior to joining us, Dr. Brown held a variety of management positions within the Research & Development division at Dow Corning between 1987 and 2002, ultimately serving as Global R&D Director of the electronics business. Dr. Brown has, since September 2005, been seconded to Sumation, CDT’s 50/50 joint venture with Sumitomo Chemical of Japan, as its Executive Vice President.

Stephen Chandler has served as our Vice President, Legal & Intellectual Property since May 2003, responsible for all legal and intellectual property matters, and for developing our intellectual property strategy. Prior to joining us, Mr. Chandler was a partner at the law firm Pinsent Curtis Biddle between 1986 and 2003.

Key employee

Emma Jones has served as our Vice President, Human Resources and Facilities since 2001. Prior to joining us, Ms. Jones was head of Human Resources at Amgen Limited, where she was responsible for the management of the Human Resources function for the UK subsidiary of Amgen Inc., a United States bio-pharmaceutical company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 13, 2006, the record date for the Annual Meeting, as to shares of our common stock beneficially owned by:

•	each person who is known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers listed in the Summary Compensation Table;

•	each of our directors; and

•	all our directors and executive officers as a group.

Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Cambridge Display Technology Limited, 2020 Cambourne Business Park, Cambridge, CB3 6DW, United Kingdom.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

The percentage of our common stock beneficially owned is based on 21,483,205 shares outstanding as of the record date. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after the record date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or of the directors and officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Kelso Investment Associates VI, L.P. (1)(2)	8,657,833	40.3%
KEP VI, LLC (1)(2)	8,657,833	40.3%
Frank T. Nickell (1)	(3)	(3)
Thomas R. Wall, IV (1)	(3)	(3)
George E. Matelich (1)	(3)	(3)
Michael B. Goldberg (1)	(3)	(3)
David I. Wahrhaftig (1)	(3)	(3)
Frank K. Bynum, Jr. (1)(4)	(3)	(3)
Philip E. Berney (1)	(3)	(3)
Frank J. Loverro (1)	(3)	(3)
James J. Connors II (1)	(3)	(3)
Hillman CDT LLC (5)(6)	4,235,978	19.7%
Hillman CDT 2000 LLC (5)(6)	4,235,978	19.7%
Gerald Paul Hillman (5)	(7)	(7)
James V. Sandry (8)	5,000	*
Joseph Carr (9)	5,000	*
Malcolm J. Thompson	—	*
David Fyfe	—	*
Daniel Abrams	—	*
Jeremy Burroughes	—	*
SB Cha	—	*
Scott Brown	—	*
Stephen Chandler	—	*
All directors and executive officers as a group (10 persons) (10)	8,667,833	40.3%

*	Less than 1%
(1)	Based on information contained in Schedule 13G, as filed on February 14, 2005, as amended by Schedule 13G/A, as filed on May 2, 2005. The business address for these persons is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, New York 10022.
(2)	The shares owned by Kelso Investment Associates VI, L.P. and KEP VI, LLC represent the combined share ownership of Kelso Investment Associates VI, L.P. and KEP VI, LLC. Kelso Investment Associates VI, L.P. and KEP VI, LLC, due to their common control, could be deemed to beneficially own each of the other’s shares, but disclaim such beneficial ownership.
(3)	Messrs. Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro and Connors may be deemed to share beneficial ownership of shares owned of record by Kelso Investment Associates VI, L.P. and KEP VI, LLC, by virtue of their status as managing members of KEP VI, LLC and the general partner of Kelso Investment Associates VI, L.P. Messrs. Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro and Connors share investment and voting power with respect to the shares owned by Kelso Investment Associates VI, L.P. and KEP VI, LLC, but disclaim beneficial ownership of such shares.
(4)	Mr. Bynum is currently a director and has been nominated for re-election to our Board, as described under “Proposal One: Election of Directors” above.
(5)	Based on information contained in Schedule 13G, as filed on February 14, 2005. The business address for these persons is c/o Hillman Capital Corporation, 900 Third Avenue, 5th Floor, New York, New York 10022.
(6)	The shares owned by Hillman CDT LLC (“Hillman CDT”) and Hillman CDT 2000 LLC (“Hillman CDT 2000”) represent the combined share ownership of Hillman CDT and Hillman CDT 2000. Hillman CDT and Hillman CDT 2000, due to their common control, could be deemed to beneficially own each of the other’s shares, but disclaim such beneficial ownership.
(7)	Hillman Capital Management LLC (“Hillman Capital LLC”) is the sole managing member of Hillman CDT and has the power to direct Hillman CDT as to the voting and disposition of shares held by Hillman CDT. Hillman Capital Corporation is the sole managing member of Hillman Capital LLC, and has the sole voting and dispositive power of Hillman Capital LLC with respect to the shares owned by Hillman CDT. Mr. Hillman is the sole stockholder of Hillman Capital Corporation and has the sole voting and dispositive power of Hillman Capital Corporation with respect to the shares owned by Hillman CDT. Mr. Hillman expressly disclaims beneficial ownership of the shares owned by Hillman CDT. Hillman Capital Management 2000 LLC (“Hillman Capital 2000 LLC”) is the sole managing member of Hillman CDT 2000 and has the power to direct Hillman CDT 2000 as to the voting and disposition of shares held by Hillman CDT 2000. Hillman Capital Corporation is the sole managing member of Hillman Capital 2000 LLC, and has the sole voting and dispositive power of Hillman Capital 2000 LLC with respect to the shares owned by Hillman CDT 2000. Mr. Hillman is the sole stockholder of Hillman Capital Corporation and has the sole voting and dispositive power of Hillman Capital Corporation with respect to the shares owned by Hillman CDT 2000. Mr. Hillman expressly disclaims beneficial ownership of the shares owned by Hillman CDT 2000.
(8)	Consists of shares issuable to Mr. Sandry upon exercise of options exercisable within 60 days.
(9)	Consists of shares issuable to Mr. Carr upon exercise of options exercisable within 60 days.
(10)	Includes shares held by Kelso Investment Associates VI, L.P. and KEP VI, LLC that may be deemed to be beneficially owned by Mr. Bynum.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Agreements

Affiliates of Kelso and affiliates of Hillman Capital own, respectively, approximately 40% and 20% of our outstanding common stock. Each of Kelso and Hillman Capital is party to a separate consulting agreement with us pursuant to which they agree to provide such specific consulting services as we may request and we agree to indemnify them from and against any claims, losses and expenses they may incur in connection with their investment in us or their provision of services to us under these agreements or their being a controlling person of us, except as may be finally judicially determined to result from gross negligence or intentional misconduct on their part. Under the terms of each of these agreements, if Kelso or Hillman Capital provides consulting services specifically requested by us outside of the ordinary course of our business, we and Kelso or Hillman Capital, as applicable, will negotiate a mutually acceptable advisory fee. The term of our consulting agreements with Kelso and Hillman Capital ends on the date on which, respectively, Kelso (and its affiliates) and Hillman Capital (and its affiliates) cease to own any shares of our common stock. In connection with these agreements, Kelso and Hillman Capital may receive consulting fees from us and are entitled to receive reimbursement of certain out-of-pocket fees and expenses incurred in connection with their investments in us. No such consulting fees have been paid to Kelso or Hillman Capital. We paid Kelso expense reimbursements in the aggregate of $67,420, $20,200 and $7,943 respectively, for 2003, 2004 and 2005. We paid Hillman Capital expense reimbursements in the aggregate of $34,322 for 2003. We did not pay Hillman Capital any expense reimbursements in 2004 or 2005.

Registration Rights

Affiliates of Kelso and Hillman Capital are parties to a registration rights agreement with us that provides them certain demand and incidental registration rights. Various members of management who hold options exercisable for our common stock, including each of our executive officers, will be joined as parties to the registration rights agreement upon exercise of such holder’s options pursuant to which they will have certain incidental registration rights.

Director Fees and Relationships

Mr. Carr, Dr. Thompson and Mr. Sandry were paid directors fees in 2005.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth the compensation earned by our Chief Executive Officer and each of our other four most highly compensated executive officers (each, a named executive officer) for the last fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation		All Other Compensation ($)(7)
		Salary ($)(2)	Bonus ($)(3)	Other Annual Compensation ($)(4)	Restricted Stock Award(s) ($)(5)	Securities Underlying Options/SARs (#)(6)
David Fyfe (1) Chief Executive Officer	2005 2004	442,050 428,114	198,450 192,544	492,670 280,984	— 5,040,000	— —	21,000 49,775

Scott Brown (1) Vice-President, Research	2005 2004	282,986 266,022	102,739 97,253	265,415 —	— 1,728,000	— 2,341	14,149 13,301

Jeremy Burroughes (1) Chief Technical Officer	2005 2004	271,938 248,976	90,453 81,890	— —	— 1,728,000	— —	13,597 12,449

Stephen Chandler (1) Vice-President, Legal & Intellectual Property	2005 2004	344,612 330,124	103,163 120,687	— 444	— 1,728,000	— 4,389	17,231 16,506

SB Cha (1) Vice-President, Commercial	2005 2004	271,938 245,143	81,407 80,621	— —	— 1,728,000	— 1,756	13,597 12,257

(1)	With the exception of the restricted stock awards, all payments to and for Dr. Brown, Dr. Burroughes, Mr. Chandler and Dr. Cha and certain payments to and for Dr. Fyfe were made in British pounds. These payments are converted to U.S. dollars at the exchange rate for the date on which each transaction was recorded in our financial statements as published by the Financial Times of London.
(2)	Amounts in this column include amounts contributed by the named executive to the executive’s 401(k) account, in the case of Dr. Fyfe, and to the executive’s defined contribution pension accounts, in the case of all other named executives.
(3)	Amounts in this column represent cash payments made pursuant to our Annual Incentive Plan. These bonus amounts were earned in 2004 and 2005, but paid in January 2005 and January 2006 respectively.
(4)	Amounts in this column consist of (i) an overseas allowance payment to Dr. Fyfe of $90,000 in each of 2004 and 2005, (ii) payments for personal tax advice for Dr. Fyfe of $30,653 in 2004 and $39,247 in 2005, (iii) payments for travel for Dr. Fyfe’s family members of $9,207 in 2004 and $13,843 in 2005, (iv) home rent subsidies for Dr. Fyfe of $3,176 in 2004 and $1,151 in 2005, (v) tax equalization payments to U.K. Inland Revenue on Dr. Fyfe’s behalf pursuant to his Overseas Benefit Agreement of $147,948 in 2004 and $348,429 in 2005, (vi) reimbursement to Mr. Chandler for local property taxes incurred by him of $444, (vii) a tax equalization payment for Dr. Brown’s assignment to Japan of $61,975, (viii) overseas allowance payments to Dr. Brown of $16,895 and (ix) reimbursement of relocation expenses for Dr. Brown and his family, including the costs of physical relocation, school fees, living allowances, orientation and language training and home rental costs of $186,545.
(5)

An award of 420,000 restricted stock units was made to Dr. Fyfe and awards of 144,000 restricted stock units were made to Dr. Brown, Dr. Burroughes, Mr. Chandler and Dr. Cha pursuant to our Special Bonus Plan, in each case at the time of our initial public offering in December 2004. The values shown in the table are based on our stock price at the time of our initial public offering of $12. The values of these restricted stock unit awards, based on our stock price of $8.50 per share at December 31, 2005 and $11.38 per share at December 31, 2004, were $3,570,000 and $4,779,600, respectively, for the restricted stock units held by

Dr. Fyfe and $1,224,000 and $1,638,720, respectively, for the restricted stock units held by each of Dr. Brown, Dr. Burroughes, Mr. Chandler and Dr. Cha. All restricted stock units vest in three equal annual installments, which commenced in December 2005, except for (i) the third installment of Dr. Cha’s restricted stock units, which will vest in March 2007, subject to extension, if his overseas assignment is successfully completed in accordance with his employment agreement and (ii) the third installment of Dr. Brown’s restricted stock units, which will vest in July 2007, if his overseas assignment is successfully completed and we are not able to secure him suitable alternative employment with us in the United Kingdom in accordance with his expatriate assignment agreement. However, if Kelso sells more than 25% of its stock in CDT, any unvested restricted stock units will vest immediately. Pursuant to the terms of our Special Bonus Plan, restrictions on the issuance of shares and the transferability of such shares issued in respect of the vested restricted stock units will remain in force until December 2009. No dividends will be paid on restricted stock units. Our Special Bonus Plan is administered by the Compensation Committee of our Board.

(6)	Awards of 2,341 options to Dr. Brown, 4,389 options to Mr. Chandler and 1,756 options to Dr. Cha were granted under the CDT Acquisition Corp. Amended and Restated Stock Incentive Plan and were voluntarily waived by the optionholders in September 2005. This plan is administered by the Compensation Committee of our Board.
(7)	Amounts in this column consist of (i) matching contributions to Dr. Fyfe’s 401(k) plan of $10,250 in 2004 and $10,500 in 2005 and payments to Dr. Fyfe based on the difference between 5% of Dr. Fyfe’s salary and the aggregate caps on his employer contribution to his 401(k) plan of $39,525 paid in 2004 for the years 2001 to 2004 and $10,500 paid in 2005 for 2005 and (ii) matching contributions to the defined contribution pension accounts of Dr. Brown, Dr. Burroughes, Mr. Chandler and Dr. Cha in 2004 and 2005.

Employment Agreements

We have entered into the following employment agreements with the named executive officers:

Dr. David Fyfe. In August 2002, we entered into an employment agreement with Dr. Fyfe, which was amended as of August 31, 2004 and modified by the Compensation Committee of our Board on February 8, 2005 and April 27, 2005. Pursuant to this agreement, Dr. Fyfe will serve as our Chief Executive Officer and a member of our Board of Directors for a term ending August 31, 2007 and Dr. Fyfe’s current contracted annual base salary is $480,690. Effective January 1, 2006, Dr. Fyfe’s monthly salary payments are paid primarily in U.S. dollars but the equivalent of $10,000 per month is paid in British pounds, converted from U.S. dollars at an exchange rate equal to the average exchange rate for the previous quarter. Dr. Fyfe receives an annual overseas allowance in the amount of $90,000 for periods during which he serves overseas and is considered a resident in the United Kingdom for tax purposes. Dr. Fyfe is also eligible to receive an annual bonus, which is limited to 45% of his base salary

We contribute to Dr. Fyfe’s 401(k) retirement plan to the maximum extent permitted and, in addition, make a cash payment to Dr. Fyfe equal to the difference between 5% of his contracted annual base salary and the aggregate amount that has been paid by us into his 401(k) plan during any calendar year.

Dr. Fyfe is also entitled to a benefit under the terms of our special bonus plan. Should Dr. Fyfe’s term not be extended upon expiration of his employment agreement or if his employment is terminated for any reason other than for cause (as defined in the employment agreement), his entitlement under the plan shall remain in place as if he continued to be an active employee. In addition, Dr. Fyfe will be entitled to retain any options to purchase shares of our common stock for a period of seven years, after which, if a vesting event (as defined under our stock incentive plans) has not occurred, we will be required to liquidate the options at a value set by an independent third party. At present, Dr. Fyfe does not have any options to purchase shares of our common stock.

Upon (1) expiration of his employment, (2) his death or disability or (3) termination of his employment either by us without cause or by him for good reason (including a change in control, each of which is defined in the employment agreement), Dr. Fyfe is entitled to a pension of $100,000 per year for a period of five years, contingent upon positive earnings before interest, taxes, depreciation, and amortization, or EBITDA, in each year that a given payment is to be made. In the event that EBITDA is not positive and thus a pension payment is withheld during a given year, the term of this provision shall be extended by a year, such that a cumulative sum of $500,000 is ultimately paid pursuant to this commitment. In the event we are acquired, the pension obligation must either be assumed by the acquirer without the EBITDA contingency, or the balance of such obligation paid in a lump sum, at Dr. Fyfe’s election.

Termination of Dr. Fyfe’s employment by either party, other than termination by us for cause, must be preceded by 12 months’ notice. Upon termination of Dr. Fyfe’s employment due to death or disability, by us without cause or by Dr. Fyfe for good reason, he will be entitled to (1) all accrued salary and vested benefits payable under the terms of the plan or policy under which they have accrued, (2) a pro-rata annual bonus payable in a lump sum within 30 days of termination and (3) his pension payments as described above. Upon termination of Dr. Fyfe’s employment by us without cause or by Dr. Fyfe for good reason, he will also receive severance in the amount of his base salary through the end of his term, payable monthly, and benefit coverage through the end of his term. During his employment and any severance period and for a two-year period following termination by us with cause or by Dr. Fyfe without good reason, Dr. Fyfe will be subject to a customary non-compete provision. Upon termination for any reason, Dr. Fyfe will be subject to a customary one-year non-solicitation provision.

During periods in which he serves overseas, in addition to an annual allowance, we will reimburse Dr. Fyfe for certain reasonable transportation expenses incurred by himself and his family, and will make certain income and employment tax equalization payments pursuant to an overseas benefit agreement. We will also reimburse Dr. Fyfe for up to $10,000 in relocation expenses at the conclusion of his overseas service. Dr. Fyfe also participates in our benefits program, including private health insurance and life insurance.

Dr. Jeremy Burroughes. In July 2004, we entered into a new employment agreement with Dr. Burroughes as Chief Technical Officer. Pursuant to this employment agreement, Dr. Burroughes currently receives an annual salary of £159,805 or $274,353 at an exchange rate of 1.7168 dollars to 1 pound sterling as published in the Financial Times of London for December 31, 2005. Dr. Burroughes is also eligible to receive an annual bonus of up to 35% of his base salary and to participate in our stock incentive plans. Pursuant to this agreement, Dr. Burroughes also participates in our benefits program, including pension contributions, private health insurance and life insurance.

Dr. Burroughes’ employment agreement is for an indeterminate period of time, but may be terminated by either party with twelve months’ notice, or by us without notice for gross misconduct or upon his reaching mandatory retirement age. During any notice period, Dr. Burroughes may not work for any other employer without our permission and upon termination will be subject to customary six-month non-compete and non-solicitation provisions.

Stephen Chandler. In April 2003, we entered into an employment agreement with Mr. Chandler as Vice-President, Legal & Intellectual Property. Pursuant to this employment agreement, Mr. Chandler currently receives an annual base salary of £200,619 or $344,423 at an exchange rate of 1.7168 dollars to 1 pound sterling as published in the Financial Times of London for December 31, 2005. Mr. Chandler is also eligible to receive an annual bonus of up to 35% of his base salary and to participate in our stock incentive plans, pursuant to which he was awarded options to purchase up to 43,889 shares of our common stock under his employment agreement, which he waived in September 2005. Pursuant to this agreement, Mr. Chandler also participates in our benefits program, including pension contributions, private health insurance, life insurance and reasonable relocation expenses.

Mr. Chandler’s employment agreement is for an indeterminate period of time, but may be terminated by either party with twelve months’ notice, or by us without notice for gross misconduct or upon his reaching mandatory retirement age. During any notice period, Mr. Chandler may not work for any other employer without our permission and upon termination will be subject to customary six-month non-compete and non-solicitation provisions.

Dr. Scott Brown. In March 2002, we entered into an employment agreement with Dr. Brown as our Vice-President, Research. Pursuant to this employment agreement, Dr. Brown currently receives an annual base salary of £164,743 or $282,831 at an exchange rate of 1.7168 dollars to 1 pound sterling as published in the Financial Times of London for December 31, 2005. Dr. Brown is also eligible to receive an annual bonus of up to 35% of his base salary and to participate in our stock incentive plans, pursuant to which he was awarded options to purchase up to 23,407 shares of our common stock under his employment agreement which he waived in September 2005. Pursuant to this agreement, Dr. Brown also participates in our benefits program, including pension contributions, private health insurance, life insurance and reasonable relocation expenses.

Dr. Brown’s employment agreement is for an indeterminate period of time, but may be terminated by either party with 12 months’ notice, or by us without notice for gross misconduct or upon his reaching mandatory retirement age. During any notice period, Dr. Brown may not work for any other employer without our permission and upon termination will be subject to customary six-month non-compete and non-solicitation provisions.

In August 2005, we entered into an expatriate assignment agreement with Dr. Brown, pursuant to which he agreed to relocate to Tokyo, Japan on secondment to Sumation, a joint venture company of which we own 50%, for a period of two years from September 2005. Various allowances are payable to Dr. Brown in relation this assignment in addition to the compensation arrangements described above, as listed in the table below:

Type of Allowance	Frequency of Payment	Amount in British Pounds	Dollar Equivalent at 1.7168 dollars to 1 pound sterling as published by the Financial Times of London for December 31, 2005
Assignment Completion Bonus	At end of assignment	£62,500	$107,300
Tax Advice (1)	Annual	£7,500	$12,876
Living Allowance	Monthly, first three months	£2,635	$4,524
Living Allowance (2)	Monthly, fourth to 24th months	£1,635	$2,807
Relocation Allowance (1)	Start of assignment	£12,500	$21,460
Rent (1)	Monthly	£5,500	$10,086
Shipping of Personal Effects	Start and end of assignment	£6,250	$10,730

(1)	only actual expenses incurred may be reimbursed
(2)	reviewable annually

In addition to the amounts listed above, we will reimburse Dr. Brown for the school fees of his children, for cultural adaptation training and visits home for Dr. Brown and his family twice per year. We will make tax equalization payments to Dr. Brown and will also compensate Dr. Brown for increased expenditures he incurs as a result of significant currency fluctuations between the British Pound and Japanese Yen. In the event that, at the conclusion of the assignment, we are not able to secure Dr. Brown suitable employment with us in the United Kingdom, the third installment of his award of restricted stock units pursuant to our Special Bonus Plan will vest immediately upon the termination of his employment.

Dr. SB Cha. In January 2006, we entered into a new employment agreement with Dr. Cha as our Vice-President, Commercial. Pursuant to this employment agreement, Dr. Cha currently receives an annual base salary of $280,000. Dr. Cha is also eligible to receive an annual bonus of up to 35% of his base salary, and to participate in our stock incentive plans. Pursuant to this agreement, Dr. Cha also participates in our benefits program, including pension contributions, private health insurance and life insurance.

Dr. Cha’s employment agreement is “at will”, but may be terminated by either party with six months’ notice, or by us without notice for gross misconduct. During any notice period, Dr. Cha may not work for any other employer without our permission and upon termination will be subject to customary 12-month non-compete and non-solicitation provisions.

In February 2006, we entered into an expatriate assignment agreement with Dr. Cha, pursuant to which he agreed to relocate to Tokyo, Japan for a period of 14 months commencing February 2006. We will make tax equalization payments to Dr. Cha and will also compensate him for increased expenditures he incurs as a result of significant currency fluctuations between the United States Dollar and Japanese Yen. Dr. Cha will be reimbursed up to $7,500 per year for personal tax advice and up to $7,274 per month for rent and utilities and will be paid $2,890 per month for a living allowance (reviewable annually). He is entitled to reimbursement of up to $10,000 for the removal of personal effects from the United Kingdom to Japan at the start of the assignment and up to a further $10,000 will be reimbursed to Dr. Cha for the removal of personal effects from Japan to the United States at the end of the assignment and, in addition, is entitled to reimbursement for up to $5,000 of incidental costs related to his relocation to Japan. In addition to the amounts listed above, we will reimburse Dr. Cha for visits home for Dr. Cha and his family twice per year. In addition, during the course of the assignment, Dr. Cha’s wife is entitled to two trips to the UK to visit her children or alternatively Dr. Cha’s children are entitled to two trips to Japan.

The third instalment of the restricted stock units awarded to Dr. Cha pursuant to our Special Bonus Plan will vest on the completion of the assignment.

Equity Compensation Plan Information

The following table sets forth information about shares of our common stock that may be issued upon the exercise of options, restricted stock units and other rights that may be issued under our existing equity compensation plans as of December 31, 2005, including our Special Bonus Plan, our CDT Acquisition Corp. Amended and Restated Stock Incentive Plan and our Cambridge Display Technology, Inc. 2004 Stock Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted- average exercise price of outstanding options and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by CDT stockholders	1,982,091	(1)	$6.25	(2)	804,826	(3)
Equity compensation plans not approved by CDT stockholders	—		$—		—

Total	1,982,091	(1)	$6.25	(2)	804,826	(3)

(1)	Includes 1,195,401 restricted stock units issued pursuant to our Special Bonus Plan.
(2)	Calculated assuming an exercise price of zero for restricted stock units.
(3)	Includes 4,599 restricted stock units available for issue pursuant to our Special Bonus Plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following report of the Compensation Committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by CDT under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee is comprised of three non-employee directors. The scope of duties and responsibilities of the Compensation Committee includes oversight of CDT’s compensation structure, policies and programs; review of individual performance of CDT’s officers and other senior executives; review of succession planning, adoption of recommendations to the Board regarding officer and senior executive compensation and review and approval of incentive compensation and equity-based plans.

The Compensation Committee is responsible for setting and monitoring the compensation of executive officers. The Committee considers their performance and makes recommendations regarding their cash compensation and long term incentive arrangements, including stock options, to the full Board of Directors. The Compensation Committee performs other activities and functions related to executive compensation as may be assigned from time to time by the Board of Directors.

The Compensation Committee expects to periodically review the approach to executive compensation and make changes as competitive conditions and other circumstances warrant and will seek to ensure CDT’s compensation philosophy is consistent with its best interests and is properly implemented.

The Compensation Committee makes recommendations for approval by the independent members of the Board of Directors regarding the compensation for the Chief Executive Officer and other executive officers of CDT.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of CDT’s executive officers should encourage creation of stockholder value and the achievement of strategic corporate objectives, should attract and retain qualified, skilled and dedicated executives on a long-term basis, reward past performance and provide incentives for future performance.

It is the Compensation Committee’s philosophy to align the interests of CDT’s stockholders and management by integrating compensation with CDT’s annual and long-term corporate objectives.

In order to attract and retain the most qualified, skilled and dedicated employees, CDT intends to offer a total compensation package competitive with technology companies from broadly similar industry backgrounds, taking into account relative company size and complexity, performance and geographic location as well as individual responsibilities and performance.

The basic elements of CDT’s compensation program for its senior executives consist of base salary, annual incentive bonus opportunity and long-term equity-based incentive compensation.

In summary, CDT’s compensation philosophy is intended to reward the achievement of sustained, measurable results. CDT’s total compensation program must be competitive, support our overall strategy and objectives and provide significant rewards for outstanding performance whilst establishing clear consequences for under performance.

Where applicable, CDT generally intends to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. CDT does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2005 as calculated for purposes of section 162(m) will exceed the $1 million limit.

Executive Officer Base Salary

The Compensation Committee reviews salaries on an annual basis, considering the recommendations by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of similar and competitor companies.

The Chief Executive Officer is involved in final decisions on base salary adjustments for executives other than the Chief Executive Officer. The Compensation Committee may also recommend adjustments from time to time to recognize promotions, outstanding individual performance or changes to the role and responsibilities of each executive officer.

Executive Officer Bonus Payments

The Compensation Committee believes that a portion of executive officer compensation should be contingent upon their individual performance and contribution to CDT’s success in meeting corporate objectives.

The annual incentive program is linked to key goals and closely ties annual incentive opportunities to individual performance. The program includes minimum performance thresholds required to earn any incentive compensation, as well as maximum payouts geared towards rewarding extraordinary performance.

Bonuses paid for fiscal year 2005 were determined on a case by case basis, based upon individual performance and achievement against objectives. The Compensation Committee evaluated each executive officer individually to determine the bonus for the fiscal year, which was based on individual performance criteria, taking into account the development of CDT’s strategic plan and economic and industry conditions.

The Compensation Committee compared the executive officer’s performance to the goals and objectives established for that executive officer for the year in relation to CDT’s overall strategic and business objectives. The Compensation Committee recommended the executive bonuses to the Board of Directors, and they were approved by the Board.

The Chief Executive Officer is involved in final decisions on bonus awards for executives other than the Chief Executive Officer.

Bonuses for 2005 were paid in January 2006.

Equity Compensation

The Compensation Committee believes that providing executive officers, who have responsibility for CDT’s management and growth, with an opportunity to increase their ownership of CDT stock, aligns the interests of the executive officers with those of the stockholders. Accordingly, the Compensation Committee, when reviewing executive officer compensation, also considers stock option grants as appropriate.

The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and CDT’s performance, the executive officer’s role and responsibilities, the executive officer’s base salary and comparison with comparable awards to individuals in similar positions in the industry.

In addition, CDT’s employees are eligible to participate in the 2004 Stock Incentive Plan. The Compensation Committee determines the number of shares underlying each stock option grant based upon the individual’s performance, their role and responsibilities, their base salary and comparison with awards to individuals in similar positions in the industry.

The Compensation Committee administers CDT’s 2004 Stock Incentive Plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase CDT’s common stock with an exercise price equal to the fair market value of a share of the common stock on the date of grant.

The Chief Executive Officer is involved in final decisions on equity awards for executives other than the Chief Executive Officer.

The Committee believes equity-based incentive compensation aligns executive and shareholder interests because (i) the use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes long-term growth, and (ii) paying a significant portion of management’s compensation in CDT equity provides management with a powerful incentive to increase shareholder value over the long term.

Chief Executive Officer Compensation

The Compensation Committee reviewed the performance of our Chief Executive Officer using CDT’s performance review process. In addition to CDT performance, the performance review considered elements of personal performance such as overall leadership, commercial and financial acumen and selection and development of people.

In August 2004, Dr. Fyfe’s Employment Agreement was extended for a further period of three years, terminating in August 2007.

During 2005, Dr. Fyfe received an increase to his annual salary of 9%. His resulting annualized salary is $480,690, effective January 2006. Based on individual and CDT’s performance, Dr. Fyfe earned a 2005 bonus of $198,450. This amount represents the maximum payout under the plan for exceeding performance goals in the achievement of significant commercial and technical progress in a challenging business environment during 2005.

In 2005, the CDT contributed $10,500 to the 401K Plan on Dr. Fyfe’s behalf and paid Dr. Fyfe $10,500 in additional retirement allowances.

Prior to December 28, 2005, Dr. Fyfe received an annual overseas allowance in the amount of $90,000, due to the expatriate nature of his appointment to CDT. The overseas allowance was intended to cover temporary housing and automobile costs while he was based in the United Kingdom. In recognition of the expatriate nature of his appointment, Dr. Fyfe also received tax equalization support and reimbursement of certain travel costs between the United Kingdom and his home in Florida.

In reaching its decision regarding Dr. Fyfe’s compensation, the Compensation Committee considered many factors and focused on (a) CDT’s accomplishments and achievements under Dr. Fyfe’s leadership, including the successful completion of CDT’s private offering, which was completed in December 2005, (b) the significant commercial and technical progress made during 2005, including strong revenue growth, the set up of and significant progress made with regard to the Sumitomo Joint Venture, the final sale of CDT’s stake in Litrex and other key joint development agreements, materials lifetime development, effective financial management and cost control and (c) Dr. Fyfe’s expected contributions to CDT in the future.

Respectfully submitted on April 26, 2006, by the members of the Compensation Committee of the Board:

Joseph Carr

James Sandry

Malcolm Thompson

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by CDT under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of CDT’s Board of Directors provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by CDT’s independent registered public accountants and reviewing their reports regarding CDT’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. CDT’s management is responsible for preparing the financial statements and the independent registered public accountants are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by management and the independent registered public accountants.

In this context, the Audit Committee of the Board of Directors has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

The Audit Committee of the Board of Directors has discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standard No. 61 (Communication With Audit Committees), as amended. In addition, the independent registered public accountants provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee and the independent registered public accountants have discussed such accountants’ independence from CDT and from its management, including the matters in those written disclosures. In addition, the Audit Committee considered whether or not the provision of non-audit services was compatible with maintaining such accountants’ independence. The Audit Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether or not those services provided by the independent registered public accountants are compatible with maintaining such accountant independence.

The Audit Committee of the Board of Directors has discussed with CDT’s independent registered public accounting firm, with and without management present, its evaluations of CDT’s internal accounting controls and the overall quality of its financial reporting. In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in CDT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

Respectfully submitted on April 26, 2006, by the members of the Audit Committee of the Board:

James V. Sandry, Chairman

Joseph Carr

Dr. Malcolm J. Thompson

CDT STOCK PRICE PERFORMANCE

The following Performance Graph compares the cumulative total stockholder return for our common stock, the total return index for the Nasdaq Electronic Components Securities, or the Industry Group Index, and the total return index for the Nasdaq Stock Market, or the Nasdaq Composite Index. The Performance Graph assumes that $100 was invested beginning on the first date of trading on December 16, 2004 after our initial public offering, based on the closing price of our common stock on that day, in each of our common stock and the indices. Total return performance for the Industry Group Index and the Nasdaq Composite Index is weighted based on the market capitalization of the companies included in each index and assumes that dividends are reinvested. During the period ended December 31, 2005, we did not declare or pay any dividends on our common stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.

	12/16/2004	12/31/2004	12/31/2005
Cambridge Display Technology, Inc.	$100.00	$100.98	$75.42
Industry Group Index	100.00	100.00	102.56
Nasdaq Composite Index	100.00	100.00	102.47

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors, which is composed entirely of independent directors, has selected Ernst & Young LLP as independent accountants to audit our books, records and accounts and our subsidiaries for the fiscal year 2005. Our Board has endorsed this appointment. Ratification of the appointment of Ernst & Young LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the appointment, our Board and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that such change would be in our best interests and in the best interests of our stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

On November 28, 2005, we requested Ernst & Young LLP, or E&Y, to consider a proposal that E&Y change the office in which it issues its annual audit opinion with respect to our audited financial statements from its New York office to its Cambridge, United Kingdom office. E&Y previously audited our consolidated financial statements during the four fiscal years ended December 31, 2005. We proposed this change because we believed it would be more efficient and cost-effective to have our auditors in the United Kingdom, rather than in the United States, because our operations are principally conducted in the United Kingdom. E&Y’s United Kingdom office is operated under the name Ernst and Young LLP, or E&Y UK. Pursuant to our proposal, E&Y UK issued an audit opinion with respect to our audited financial statements for the fiscal year ending December 31, 2005 and will do so thereafter for as long as E&Y UK remains our auditor. Prior to the change in the audit opinion issuing office, E&Y UK performed a substantial portion of the auditing procedures on our operations, but the audit opinion had been issued out of E&Y’s New York office. Both E&Y’s New York office and E&Y UK are members of Ernst & Young Global Limited. On November 28, 2005, the audit committee of our Board of Directors accepted and approved the change of office, commencing immediately, and on November 29, 2005 this decision was ratified by our full Board of Directors.

Principal Accounting Fees and Services

Aggregate fees for professional services rendered for us by Ernst & Young LLP for the years ended December 31, 2005 and 2004 were as follows:

Services Provided	2005	2004
Audit	$455,000	$867,780
Audit Related	65,975	7,351
Tax	—	—
All Other	1,594	—

Total	$522,569	$875,131

Audit Fees. The aggregate fees billed for the years ended December 31, 2005 and 2004 were for professional services rendered for the audits of our consolidated financial statements, statutory audits of our subsidiaries, reviews of our interim consolidated financial statements and services provided in connection with statutory and regulatory filings. $538,150 of the fees for 2004 related to audit services for of our S-1 registration statement in preparation for the initial public offering of our common stock in December 2004.

Audit Related Fees. Audit related fees billed for the years ended December 31, 2005 and 2004 related to certain audits required by the U.K. Government and European Union in connection with grants received by us and, for the year ended December 31, 2005, $50,000 for review procedures carried out in relation to our internal controls.

All Other Fees. Other fees for the year ended December 31, 2005 related to attendance at training courses. There were no other fees for the year ended December 31, 2004.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee of our Board of Directors has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with SEC rules and regulations. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Vote Required

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee of our Board of Directors will review its future selection of our independent registered public accountants.

Our Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accountants.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

If a stockholder wishes to present a proposal to be included in our proxy statement and form of proxy for the 2007 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Corporate Secretary no later than March 3, 2007. Proposals we receive after that date will not be included in the proxy statement or the form of proxy for the 2007 Annual Meeting. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2007 Annual Meeting of Stockholders will be ineligible for presentation at the 2007 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to our Corporate Secretary at our principal executive offices. Under our By-Laws, in order for a matter to be deemed properly presented by a stockholder before an annual meeting of stockholders, timely notice must be delivered to us not fewer than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders and in any event at least 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting, provided that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. The stockholder’s notice must set forth:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder, or any successor provisions, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•	as to any other business that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting (including the text of any resolution proposed for consideration), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the proposal is made (1) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (2) the class and number of shares of our common stock that are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from the stockholders in support of such proposal or nomination.

The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified us of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Securities Exchange Act of 1934 and such stockholder’s proposal has been included in a proxy statement that has been prepared by us to solicit proxies for the annual meeting.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, DC 20549

or through the SEC’s Internet web site: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

OTHER MATTERS

Our Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of our Board of Directors,

Stephen B. Chandler

Corporate Secretary

Cambridge, United Kingdom

May 2, 2006

CDT’s 2005 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to Cambridge Display Technology, Inc., c/o Cambridge Display Technology Limited at 2020 Cambourne Business Park, Cambridge CB3 6DW, United Kingdom, Attention: Investor Relations. The request must include a representation by the stockholder that as of April 13, 2006, the stockholder was entitled to vote at the Annual Meeting.

Appendix A

Charter of the Audit Committee

of the Board of Directors of

Cambridge Display Technology, Inc.

As amended and restated by the Board of Directors

29 November 2005

This Charter sets forth, among other things, the purpose, membership and duties and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Cambridge Display Technology, Inc. (the “Corporation”).

1. Purpose

The purposes of the Committee are: (a) to assist the Board in overseeing (i) the quality and integrity of the Corporation’s financial statements, (ii) the qualifications and independence of the Corporation’s independent auditor, (iii) the performance of the Corporation’s internal audit function and independent auditor, (iv) the Corporation’s compliance with legal and regulatory requirements and (v) the effectiveness of the Corporation’s internal control over financial reporting; and (b) to prepare the report of the Committee required to be included in the Corporation’s annual proxy statement under the rules of the U.S. Securities and Exchange Commission (the “SEC”).

2. Membership

The Committee shall consist of at least three members. The members of the Committee shall be appointed by the Board on the recommendation of the Nomination and Corporate Governance Committee of the Board, which shall recommend, exercising their business judgment, the appointment of qualified directors for Committee membership. In the absence of a Nominating and Corporate Governance Committee, the members of the Committee shall be appointed by a majority of the independent directors of the Board. Members of the Committee shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Each member of the Committee shall satisfy the independence requirements relating to directors and audit committee members (a) of NASDAQ and (b) under Section 10A(m) of the Securities Exchange Act of 1934 (the “Exchange Act”) and any related rules and regulations promulgated thereunder by the SEC.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Furthermore, no director may serve as a member of the Committee if such director has participated in the preparation of financial statements of the company or any current subsidiary of the company at any time during the past three years.

Each member of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statements and cash flow statement.

3. Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The affirmative vote of a majority of the members of the Committee participating in any meeting of the Committee is necessary for the adoption of any resolution. The Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittee. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and non-audit services pursuant to Section 10A(i)(3) of the Exchange Act and any related rules promulgated thereunder by the SEC, which pre-approvals shall be presented to the full Committee at the next scheduled meeting.

The Committee shall have a regularly scheduled meeting at least once every fiscal quarter, at such times and places as shall be determined by the Committee chairperson, and may have such additional meetings as the Committee chairperson or a majority of the Committee’s members deem necessary or desirable. The Committee may request (a) any officer or employee of the Corporation, (b) the Corporation’s outside counsel or (c) the Corporation’s independent auditor to attend any meeting (or portions thereof) of the Committee, or to meet with any members of or consultants to the Committee, and to provide such information as the Committee deems necessary or desirable.

The Committee shall meet separately, at least once every fiscal quarter, with management and with the independent auditor.

Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications arrangements by means of which all persons participating in the meeting can hear each other.

4. Duties and Responsibilities

The Committee’s duties and responsibilities shall include each of the items enumerated in this Section 4 and such other matters as may from time to time be delegated to the Committee by the Board.

Reports to Board; Review of Committee Performance and Charter

(a) The Committee shall report regularly to the Board and review with the Board any issues that arise with respect to:

(i)	the quality or integrity of the Corporation’s financial statements;

(ii)	the performance and independence of the Corporation’s independent auditor;

(iii)	the performance of the Corporation’s internal audit function; and

(iv)	the Corporation’s compliance with legal and regulatory requirements.

(b) The Committee shall undertake and review with the Board an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this Charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

(c) The Committee shall review and re-assess annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

The Corporation’s Relationship with the Independent Auditor

(d) The Committee shall have the sole and direct responsibility and authority for the appointment, compensation, retention and oversight of the work of each independent auditor engaged by the Corporation for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and each such independent auditor shall report directly to the Committee. The Committee shall be responsible for resolving disagreements between management and each such independent auditor regarding financial reporting. The Committee shall have the responsibility and authority to approve, in advance of the provision thereof, all audit services and, subject to the de minimis exception of Section 10A(i) of the Exchange Act and the SEC rules promulgated thereunder, all permitted non-audit services to be provided to the Corporation by any such independent auditor. The Committee shall have the sole authority to approve any compensation payable by the Corporation for any approved audit or non-audit services to any such independent auditor, including the fees, terms and conditions for the performance of such services.

(e) The Committee shall, at least annually:

(i)	obtain a written report by the independent auditor describing, to the extent permitted under applicable auditing standards:

a.	the independent auditor’s internal quality-control procedures;

b.	any material issues raised by the most recent quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

c.	all relationships between the independent auditor and the Corporation; and

d.	review the foregoing report and the independent auditor’s work throughout the year, actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner on the independent auditor’s engagement with the Corporation, and present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor.

(f) The Committee shall, at least annually, discuss with the independent auditor, out of the presence of management if deemed appropriate:

(i)	the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented, relating to the conduct of the audit;

(ii)	the audit process, including, without limitation, any problems or difficulties encountered in the course of the performance of the audit, including any restrictions on the independent auditor’s activities or access to requested information imposed by management, and management’s response thereto, and any significant disagreements with management; and

(iii)	the Corporation’s internal control over financial reporting, including any “management” or “internal control” letter issued or proposed to be issued by such auditor to the Corporation.

(g) The Committee shall review, and discuss as appropriate with management and the independent auditor, the report of the independent auditor required by Section 10A(k) of the Exchange Act.

Financial Reporting and Disclosure Matters

(h) The Committee shall review and discuss with management and the independent auditor:

(i)	prior to the annual audit, the scope, planning and staffing of the annual audit;

(ii)	the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s reviews of the quarterly financial statements;

(iii)	significant issues regarding accounting and auditing principles and practices and financial statement presentations, including all critical accounting policies and estimates, any significant changes in the Corporation’s selection or application of accounting principles and any significant issues as to the adequacy of the Corporation’s internal control over financial reporting and any special audit steps adopted in light of material control deficiencies;

(iv)	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(v)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

(vi)	any significant changes to the Corporation’s auditing and accounting principles and practices suggested by the independent auditor or management;

(vii)	management’s report on internal control over financial reporting prepared in accordance with rules promulgated by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act: and

(viii)	any accounting adjustments that were noted or proposed by the auditors but were “passed” as immaterial or otherwise.

(i) The Committee shall recommend to the Board whether the annual audited financial statements should be included in the Corporation’s Form 10-K.

(j) The Committee shall review and discuss with management the Corporation’s practices regarding earnings press releases and the provision of financial information and earnings guidance by management to analysts and ratings agencies.

(k) The Committee shall periodically review and discuss with management the Corporation’s guidelines and policies with respect to the process by which the Corporation undertakes risk assessment and risk management, including discussion of the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(l) The Committee shall review and discuss with the CEO and CFO the procedures undertaken in connection with the CEO and CFO certifications for Form 10-Ks and Form 10-Qs, including their evaluation of the Corporation’s disclosure controls and procedures and internal control over financial reporting.

(m) The Committee shall annually obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act.

Compliance Matters and Other

(n) The Committee shall establish and maintain procedures for:

(i)	the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters;

(ii)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters: and

(iii)	the hiring of employees or former employees of the independent registered public accountants that meet the SEC regulations and stock listing requirements.

(o) The Committee shall review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

(p) The Committee shall review with the Corporation’s general counsel, or such other officer performing similar duties, any legal matters that may have a material impact on the financial statements or the compliance policies of the Corporation and its subsidiaries, and any material reports or inquiries received by the Corporation or any of its subsidiaries from regulators or governmental agencies.

(q) The Committee shall review and approve all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made.

(r) The Committee shall exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board.

5. Authority and Resources

The Committee may, without further approval by the Board, obtain such advice and assistance, including, without limitation, the performance of special audits, reviews and other procedures, from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the Corporation for the purpose of rendering or issuing an audit report on the Corporation’s annual financial statements, or in the case of an outside legal or other advisor, otherwise engaged by the Corporation for any other purpose.

The Corporation shall pay to any independent auditor employed by the Corporation for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any outside accounting, legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined by the Committee. The Corporation shall pay ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Appendix B

Charter of the Compensation Committee

of the Board of Directors of

Cambridge Display Technology, Inc.

As amended and restated by the Board of Directors

30 March 2006

This Charter sets forth, among other things, the purpose, membership and duties and responsibilities of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Cambridge Display Technology, Inc. (the “Corporation”).

1. Purpose

The purpose of the Committee is: (a) to discharge the Board’s responsibilities relating to compensation of the Corporation’s executives; and (b) to prepare any report on executive compensation required by the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

2. Membership

The Committee shall consist of at least three members. The members of the Committee shall be appointed by the Board on the recommendation of a majority of the independent directors, who shall recommend for Committee membership such directors as they believe are qualified. Members of the Committee shall serve at the pleasure of the Board for such term or terms as the Board may determine.

In accordance with the rules of the Nasdaq National Market, Inc., in conjunction with the initial public offering and listing of the common stock of the Corporation , the Committee shall have one independent member at the time of listing, a majority of independent members within 90 days of listing and all independent members within one year of listing. Each such independent member of the Committee shall satisfy the director independence requirements of the Nasdaq National Market, Inc. Each Committee member shall be a “Non-Employee Director” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

3. Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The affirmative vote of a majority of the members of the Committee is necessary for the adoption of any resolution. The Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees.

The Committee shall have at least three regularly scheduled meetings per year, at such times and places as shall be determined by the Committee chairperson, and may have such additional meetings as the Committee chairperson or a majority of the Committee’s members deem necessary or desirable. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications arrangements by means of which all persons participating in the meeting can hear each other. The Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions; provided, however, that the Committee shall meet in executive session when it considers the compensation of the Chief Executive Officer (the “CEO”).

4. Duties and Responsibilities

The Committee’s duties and responsibilities shall include each of the items enumerated in this Section 4 and such other matters as may from time to time be delegated to the Committee by the Board.

a) The Committee shall establish the Corporation’s general compensation philosophy, and, in consultation with senior management, oversee the development and implementation of compensation programs.

b) The Committee shall, at least annually, (i) review and approve corporate goals and objectives relevant to the compensation of the Corporation’s CEO, (ii) evaluate the performance of the CEO in light of those goals and objectives, (iii) report the results of such evaluation to the Board and (iv) have the authority, either as a committee or together with the other independent directors (as directed by the Board), to determine the CEO’s compensation level based on this evaluation.

c) The Committee shall, at least annually, review and approve all compensation arrangements with the CEO and the other executive officers of the Corporation, including, without limitation: (i) the annual base salary level; (ii) the annual incentive opportunity level; (iii) the long-term incentive opportunity level; (iv) employment agreements, severance arrangements and change-in-control agreements/provisions, in each case as, when and if appropriate; and (v) any special or supplemental benefits or management perquisites.

d) The Committee shall review and make recommendations to the Board with respect to the Corporation’s non-CEO compensation, incentive-compensation plans and equity-based plans and oversee the administration of these plans and discharge any responsibilities imposed on the Committee by any of these plans.

e) The Committee shall periodically review the compensation of the Corporation’s directors and make recommendations to the Board with respect thereto.

f) The Committee shall annually review the Corporation’s plans for the succession of key executives following their retirement or other departure from the employment of the Corporation.

g) The Committee shall oversee the Corporation’s regulatory compliance with respect to compensation matters, including the Corporation’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been obtained for purposes of Section 162(m) of the Internal Revenue Code.

h) The Committee shall report to the Board periodically on all matters for which the Committee has responsibility.

i) The Committee shall prepare an annual report regarding executive compensation for inclusion in the Corporation’s annual proxy statement in accordance with applicable SEC rules and regulations.

j) The Committee shall undertake and review with the Board an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this Charter and set forth the goals and objectives of the Committee for the upcoming year. The Committee shall conduct such performance evaluation in such manner as the Committee deems appropriate, and may report the results of its performance evaluation through an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

k) The Committee shall annually review and reassess the adequacy of this Charter and recommend to the Board for approval such changes as the Committee believes are appropriate.

l) The Committee shall exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board.

5. Authority and Resources

The Committee may, without further approval by the Board, obtain such advice and assistance from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the Corporation for the purpose of rendering or issuing an audit report on the Corporation’s annual financial statements, or in the case of outside counsel or other advisor, otherwise engaged by the Corporation for any other purpose.

The Corporation shall pay to any compensation consultant or outside accounting, legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined by the Committee.

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

c/o Bank of New York

Shareholder Relations Department

P.O. Box 11258

Church Street Station

New York, NY 10286

DETACH HERE

☒	Please mark votes as in this example.

The Board of Directors recommends a vote “FOR” the election of the nominee(s) in item 1 and “FOR” the proposal listed in item 2 below.

1.	Election of Directors. Nominees:		2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(01) David Fyfe (02) Malcolm J. Thompson (03) Frank K. Bynum, Jr.	(04) Joseph Carr (05) James V. Sandry

	FOR ALL ☐ NOMINEES	WITHHELD ☐ FROM ALL NOMINEES	3.	In their discretion, upon such other business as may properly come before the meeting.

	☐

	For all nominee(s) except as written above

				Mark box at right if you plan to attend the Annual Meeting.		☐

				Mark box at right if an address change or comment has been noted on the reverse side of this card.		☐

				Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature: Date: Signature: Date:

DETACH HERE

PROXY

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

P R O X Y	Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting May 31, 2006

The undersigned hereby constitutes and appoints David Fyfe and Stephen Chandler, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of CAMBRIDGE DISPLAY TECHNOLOGY, INC. to be held at the New York Marriott East Side Hotel (Astor Rooms I and II), 525 Lexington Avenue, New York, New York 10017 at 3:00 p.m., Eastern Daylight Time, on Wednesday, May 31, 2006 and at any adjournments thereof and to vote with respect to the proposals set forth below and in the discretion of such proxies on all matters that may be properly presented for action on all shares of stock of CAMBRIDGE DISPLAY TECHNOLOGY, INC. the undersigned is entitled to vote at the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. The proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?